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                                                                    EXHIBIT 3.2


                                     BYLAWS
                                       OF
                       VOICESTREAM WIRELESS CORPORATION II


                                    ARTICLE I
                                  SHAREHOLDERS



        Section 1. Annual Meeting. An annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the date and at the time determined by the Board of Directors. The failure to hold an annual meeting at the time fixed in accordance with these Bylaws does not affect the validity of any corporate action.

        Section 2. Special Meetings. Except as otherwise provided by law, special meetings of shareholders of this Corporation shall be held whenever called by the Board of Directors or an authorized committee of the Board of Directors in accordance with the provisions of these Bylaws.

        Section 3. Place of Meetings. Meetings of shareholders shall be held at such place within or without the State of Washington as determined by the Board of Directors, pursuant to proper notice.

        Section 4. Notice. Written notice of each shareholders' meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given by the Corporation not less than TEN (10) (unless a greater period of notice is required by law in a particular case) nor more than SIXTY (60) days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting unless required by law to send notice to all shareholders regardless of whether or not such shareholders are entitled to vote, to the shareholder's address as it appears on the current record of shareholders of this Corporation.

        Section 5. Waiver of Notice. A shareholder may waive any notice required to be given by these Bylaws, the Articles of Incorporation of this Corporation, as amended and restated from time to time (the "Articles of Incorporation"), or the Washington Business Corporation Act, as amended from time to time (the "Act"), before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three methods: (a) in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in its corporate records; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) as to the consideration of a particular matter that is not within the purpose or purposes described in the meeting notice, the shareholders' failure to object at the time of presentation of such matter for consideration.




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        Section 6. Quorum of Shareholders. At any meeting of the shareholders, holders of a majority of the votes of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum.

        Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally noticed.

        If a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which by express provision of law or of the Articles of Incorporation a different vote is required.

        Section 7. Proxies. Shareholders of record may vote at any meeting either in person or by proxy executed in writing. A proxy is effective when received by the Secretary of the Corporation or another officer or agent of the Corporation authorized to tabulate votes for the Corporation. A proxy is valid for ELEVEN (11) months unless a longer period is expressly provided in the proxy.

        Section 8. Voting. Unless otherwise provided in the Articles of Incorporation, each outstanding share of Common Stock is entitled to ONE (1) vote on each matter voted on at a shareholders' meeting, with all shares voting together as a single class.

        Section 9. Adjournment. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn any meeting of the shareholders from time to time. At a reconvened meeting at which a quorum is present, any business may be transacted at the meeting as originally noticed. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

        Section 10. Advance Notice Requirements for Shareholder Proposals and Director Nominations. Any shareholder seeking to bring business before or to nominate a director or directors at any meeting of shareholders, must provide written notice thereof in accordance with this Section 10. The notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than (i) with respect to an annual meeting of shareholders, 120 calendar days in advance of the one-year anniversary of the date that the Corporations proxy statement was released to shareholders in connection with the previous year's annual meeting, except that if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, such notice must be received by the Corporation a reasonable time before the Corporation's proxy statement is to be released, and (ii) with respect to a special meeting of shareholders, a reasonable time before the Corporation's proxy statement is to be released.




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                                   ARTICLE II
                               BOARD OF DIRECTORS

        Section 1. Powers of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by the Articles of Incorporation.

        Section 2. Number and Qualifications. The number of directors which shall constitute the whole Board shall be not less than ONE (1) director nor more than sixteen (16) directors. The number of directors may at any time be increased or decreased within such range by the shareholders or by the Board of Directors at any regular or special meeting. Directors must have reached the age of majority. The Board of Directors shall initially consist of ten (10) directors.

        Section 3. Election - Term of Office. The directors shall be elected by the shareholders at each annual shareholders' meeting to hold office until the next annual meeting of the shareholders, but shall continue to serve despite the expiration of the director's term until their respective successors are elected and qualified or until there is a decrease in the number of directors. If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

        Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following each annual meeting of shareholders and at such other times and at such places as the Board may determine.

        Section 5. Special Meetings. Special meetings of the Board of Directors may be held at any time, whenever called by the Chairman of the Board, President, Chief Executive Officer, or any director, notice thereof being given to each director by the officer calling or directed to call the meeting.

        Section 6. Notice. No notice is required for regular meetings of the Board of Directors. Notice of special meetings of the Board of Directors, stating the date, time, and place thereof, shall be given at least SEVEN (7) days prior to the date of the meeting. The purpose of the meeting need not be given in the notice. Such notice shall be given in the manner provided by
Section 3 of Article III of these Bylaws.

        Section 7. Waiver of Notice. A director may waive notice of a special meeting of the Board either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving such notice. Attendance of a director at or participation in a meeting shall constitute waiver of notice of that meeting unless said director, at the beginning of the meeting, or promptly upon such director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Any waiver by a non-



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attending director must be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in its corporate records.

        Section 8. Quorum of Directors. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws.

        Section 9. Adjournment. A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

        Section 10. Resignation and Removal. Any director of this Corporation may resign at any time by giving written notice to the Board of Directors, its Chairman, or the President or Secretary of this Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date. A director or the entire Board of Directors may be removed as prescribed in the Articles of Incorporation.

        Section 11. Vacancies. Unless otherwise provided by law, vacancies in the Board of Directors shall be filled by a majority of the directors then in office, though less than a quorum, by. the sole remaining director or by action of the shareholders.

        Section 12. Compensation. By resolution of the Board of Directors, each director may be paid expenses, if any, of attendance at each meeting of the Board of Directors (and each meeting of any committees thereof), and may be paid a stated salary as director, or a fixed sum for attendance at each meeting of the Board of Directors (and each meetings of any committee thereof), or both. No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.

        Section 13. Presumption of Assent. A director of this Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

               a. The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting;

               b. The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

               c. The director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment.




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        The right of dissent or abstention is not available to a director who votes in favor of the action taken.

        Section 14. Committees of the Board of Directors. The Board of Directors is expressly authorized to create one or more committees of directors in accordance with the provisions of Section 23B.08.250 of the Act. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when such action is taken or such other number of directors as may be required by Section 23B.08.250(2) of the Act. To the extent specified by the Board of Directors or in the Articles of Incorporation or these Bylaws, each committee may exercise the authority of the Board of Directors under Section 23B.08.010 of the Act; provided, however, a committee may not: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors, (b) approve or propose to shareholders action that is required by the Act to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees, (d) amend the Articles of Incorporation pursuant to Section 23B.
10.020 of the Act, (e) adopt, amend or repeal these Bylaws, (f) approve a plan of merger not requiring shareholder approval or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that, in the case of this clause (g), the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.

                                   ARTICLE III
                          SPECIAL MEASURES APPLYING TO
                       SHAREHOLDER AND/OR DIRECTOR ACTIONS

        Section 1. Action by Written Consent. Any action required or Permitted to be taken at a meeting of the shareholders or the Board of Directors may be accomplished without a meeting if the action is taken by all the shareholders entitled to vote thereon, or all the members of the Board, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote thereon, or by all directors, as the case may be, either before or after the action is taken, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records.

        Action taken by unanimous written consent of the shareholders is effective when all consents have been delivered to the Corporation, unless the consent specifies a later effective date. Action taken by unanimous written consent of the Board of Directors is effective when the last director signs the consent, unless the consent specifies a later effective date.

        Section 2. Conference Telephone. Meetings of the shareholders and Board of Directors may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting . Participation by such means shall constitute presence in person at such meeting.




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        Section 3. Oral and Written Notice. Oral notice of a meeting of the
Board of Directors may be communicated in person or by telephone, wire or wireless equipment that does not transmit a facsimile of the notice. Oral notice is effective when communicated if communicated in a comprehensible manner.

        Written notice may be transmitted by mail, reputable overnight or express delivery service, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment that transmits a facsimile of the notice. Written notice in a comprehensible form is effective at the earliest of the following:

               (a) when dispatched by telegraph, teletype or facsimile equipment, if such notice is sent to the person's address, telephone number or other number appearing on the records of the Corporation;

               (b) when received;

               (c) when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders;

               (d) the day of delivery as shown on the delivery receipt or acknowledgment if delivered by reputable overnight or express delivery service; or

               (e) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

                                   ARTICLE IV
                                    OFFICERS

        Section 1. Positions. The officers of this Corporation may consist of a Chairman of the Board of Directors, President, Chief Executive Officer, Chief Operating Officer, one or more Vice Chairmen, one or more Vice Presidents, a Chief Financial Officer, a Secretary, one or more Assistant Secretaries, a Controller and a Treasurer, as appointed by the Board.

        In addition, the Board of Directors may choose such other officers and assistant officers to perform such duties as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and assistant officers and to prescribe their respective duties and powers. No officer need be a shareholder or a director of this Corporation. Any two or more offices may be held by the same person.

        Section 2. Appointment and Term of Office. The officers of this Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer's earlier death, resignation, or removal.




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        Section 3. Powers and Duties. If the Board of Directors appoints persons to fill the following officer positions, such officer shall have the powers and duties set forth below:

               a. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board of Directors shall possess the same power as the President to sign all bonds, deeds, mortgages and any other agreements, and such signature shall be sufficient to bind this Corporation. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties as the Board of Directors shall designate.

               b. President. The President shall, subject to the direction and control of the Board of Directors, have general supervision of the business of this Corporation. Unless the Chairman of the Board of Directors has been appointed and is present, the President shall preside at meetings of the shareholders and of the Board of Directors.

        The President, or such other persons as are specifically authorized by resolution of the Board of Directors, shall possess the power to sign all bonds, deeds, mortgages, and any other agreements, and such signatures shall be sufficient to bind this Corporation. The President shall perform such other duties as the Board of Directors shall designate.

               c. Chief Executive Officer. The Chief Executive Officer shall, together with the President, and subject to the direction and control of the Board of Directors, have general supervision of the business of the Corporation. The Chief Executive Officer shall, in the absence of the Chairman of the Board of Directors and the President, preside at all meetings of shareholders and of the Board of Directors.

        The Chief Executive Officer may sign all bonds, deeds, mortgages, and any other agreements, and such signature shall be sufficient to bind this Corporation. The Chief Executive Officer shall perform such other duties as the Board of Directors shall designate.

               d. Chief Operating Officer. The Chief Operating Officer shall, subject to the direction and control of the Board of Directors, have general supervision of the operations of the Corporation's income-producing assets. The Chief Operating Officer may sign all bonds, deeds, mortgages, and any other agreements, and such signature shall be sufficient to bind this Corporation. The Chief Operating Officer shall perform such other duties as the Board of Directors shall designate.

               e. Vice Chairman. The Vice Chairman shall, together with the President and Chief Executive Officer, and subject to the direction and control of the Board of Directors, have general supervision of the business of the Corporation. The Vice Chairman shall, in the absence of the Chairman of the Board of Directors, the President and the Chief Executive Officer, preside at all meetings of shareholders and of the Board of Directors.




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        The Vice Chairman may sign all bonds, deeds, mortgages, and any other agreements, and such signature shall be sufficient to bind this Corporation. The Vice Chairman shall perform such other duties as the Board of Directors shall designate.

               e. Vice Presidents. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time to such Vice President by the Board of Directors, the Chairman of the Board of Directors, the President or the Chief Executive Officer. The Board of Directors may select a specific title for a Vice President of this Corporation, which such title shall include the words "Vice President" together with such other term or terms which may generally indicate such Vice President's rank and/or duties. During the absence or disability of the Chairman of the Board of Directors (if one has been elected), the President, and the Chief Executive Officer, the Vice President (or in the event that there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors) shall exercise all functions of the Chairman of the Board of Directors, the President and the Chief Executive Officer, except as limited by resolution of the Board of Directors.

               g. Secretary. The Secretary shall:

                      (1) Prepare minutes of the directors' and shareholders' meetings and keep them in one or more books provided for that purpose;

                      (2) Authenticate records of the Corporation;

                      (3) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

                      (4) Be custodian of the corporate records and of the seal of the Corporation (if any), and affix the seal of the Corporation to all documents as may be required;

                      (5) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

                      (6) Sign with the Chairman of the Board of Directors, the President, the Chief Executive Officer or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

                      (7) Have general charge of the stock transfer books of the Corporation; and

                      (8) In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors, the President or the Chief Executive Officer. In the Secretary's absence, an Assistant Secretary shall perform the Secretary's duties.

               h. Chief Financial Officer. The Chief Financial Officer shall have custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and



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disbursements of the Corporation in books belonging to the Corporation and shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President, the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Chairman of the Board, the President, the Chief Executive Officer or the Board of Directors so requires, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation,

               i. Controller. The Controller shall perform such duties and have such powers as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, or the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer's disability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have a the powers of and be subject to all the restrictions upon the Chief Financial Officer. If required by the Board of Directors, the Controller shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

               j. Treasurer. The Treasurer shall perform such duties and have such responsibilities as from time to time may be assigned by the Board of Directors.

        Section 4. Salaries and Contract Rights. The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors. The appointment of an officer shall not of itself create contract rights.

        Section 5. Resignation or Removal. Any officer of this Corporation may resign at any time by giving written notice to the Board of Directors. Any such resignation is effective when the notice is delivered, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of such officer.

        The Board of Directors, by majority vote, may remove any officer or agent appointed by it, with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 6. Vacancies. If any office becomes vacant by any reason, the directors may



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appoint a successor or successors who shall hold office for the unexpired term.

                                    ARTICLE V
                   CERTIFICATES OF SHARES AND THEIR TRANSFER;
                              UNCERTIFICATED SHARES

        Section 1. Issuance of Shares. No shares of this Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued and the consideration to be received. A good faith determination by the Board that the consideration received or to be received for the shares to be issued is adequate is conclusive insofar as the adequacy of consideration relates to whether the shares are validly issued, fully paid and nonassessable.

        Section 2. Issuance of Certificated Shares. Unless the Board of Directors determines that the Corporation's shares are to be uncertificated, certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Act. The certificate shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

        Section 3. Transfer of Certificated Stock. Certificated shares of stock may be transferred by delivery of the certificate accompanied by either an assignment in writing on the back of the certificate or by a written power of attorney to assign and transfer the same on the books of the Corporation, signed by the record holder of the certificate. Shares shall be transferable on the books of this Corporation upon surrender thereof so assigned or endorsed.

        Section 4. Loss or Destruction of Certificates. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

        Section 5. Issuance of Uncertificated Shares. The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates, provided, however, that such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholders a written statement of the information required on certificates by the Act. Said statement, shall be informational to the shareholder, and not incontrovertible evidence of stock ownership.

        The statement shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

        Section 6. Transfer of Uncertificated Stock. Transfer of uncertificated shares of stock may be accomplished by delivery of an assignment in writing or by a written power of attorney to assign and transfer the same on the books of the Corporation, signed by the record holder of the shares. Surrender of the written statement shall not be a requirement for transfer of the shares so represented.




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        Section 7. Record Date and Transfer Books. For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than SEVENTY (70) days and, in case of a meeting of shareholders, not less than TEN
(10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

        If no record date is fixed for such purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders,

        When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than ONE HUNDRED TWENTY (120) days after the date fixed for the original meeting.

               Section 8. Voting Record. The officer or agent having charge of the stock transfer books for shares of this Corporation shall make at least TEN
(10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

                                   ARTICLE VI
                                BOOKS AND RECORDS

        Section 1. Books of Accounts, Minutes, and Share Register. The
Corporation:

               a. Shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation;

               b. Shall maintain appropriate accounting records;

               c. Or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

               d. Shall keep a copy of the following records at its principal office:




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                      (1) The Articles of Incorporation and all amendments to
them currently in effect;

                      (2) The Bylaws or Restated Bylaws and all amendments to them currently in effect;

                      (3) The minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past THREE (3) years;

                      (4) Its financial statements for the past THREE (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year;

                      (5) All written communications to shareholders generally within the past THREE (3) years;

                      (6) A list of the names and business addresses of its current directors and officers; and

                      (7) Its most recent annual report delivered to the Secretary of State of Washington.

        Section 2. Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President or Secretary.

                                   ARTICLE VII
          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

        Section 1. Indemnification Rights of Directors, Officers, Employees and Agents. The Corporation shall indemnify its directors and officers and may indemnify its employees and agents (each an "Indemnified Party") to the full extent permitted by the Act or other applicable law, as then in effect, and the Articles of Incorporation, against liability arising out of a proceeding to which each such Indemnified Party was made a party because the Indemnified Party is or was a director, officer, employee or agent of the Corporation. The Corporation shall advance expenses incurred by each such Indemnified Party who is a party to a proceeding in advance of final disposition of the proceeding, as provided by applicable law, the Articles of Incorporation, or by written agreement, which written agreement may allow any required determinations to be made by any appropriate person or body consisting of a member or members of the Board of Directors, or any other person or body appointed by the Board of Directors, who is not a party to the particular claim for which an Indemnified Party is seeking indemnification, or independent legal counsel.

        The Corporation is not obligated to indemnify an Indemnified Party for any amounts paid in settlement of any proceeding without the Corporation's prior written consent to such



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settlement and payment. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on an Indemnified Party without such Indemnified Party's prior written consent. Neither the Corporation nor an Indemnified Party may unreasonably withhold its consent to a proposed settlement.

        Section 2. Contract and Related Rights.

               a. Contract Rights. The right of an Indemnified Party to indemnification and advancement of expenses is a contract right upon which the Indemnified Party shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnified Party shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnified Party with respect to any acts or omissions of such Indemnified Party occurring prior to such amendment or repeal.

               b. Optional Insurance, Contracts. and Funding. The Corporation may:

                      (1) Maintain insurance, at its expense, to protect itself and any Indemnified Party against any liability, whether or not the Corporation would have power to indemnify the Indemnified Party against the same liability under Sections 23B.08.510 or .520 of the Act, or a successor section or statute;

                      (2) Enter into contracts with any Indemnified Party in furtherance of this Article and consistent with the Act; and

                      (3) Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

        Section 3. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Bylaws to indemnify or advance expenses to an Indemnified Party with respect to any proceeding:

               a. initiated or brought voluntarily by an Indemnified Party and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under these Bylaws, the Articles of Incorporation or any statute or law; but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate,

               b. instituted by an Indemnified Party to enforce or interpret the provisions hereof or the Articles of Incorporation, if a court of competent jurisdiction determines that each of the material assertions made by such Indemnified Party in such proceeding was not made in good faith or was frivolous;




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               c. to the extent such Indemnified Party has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder; or

               d. if the Corporation is prohibited by the Articles of incorporation, the Act or other applicable law as then in effect from paying such indemnification and/or advancement of expenses.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

        Section 1. By the Shareholders. These Bylaws may be amended or repealed by a resolution duly adopted by not less than a majority of the shares entitled to vote thereon.

        Section 2. By the Board of Directors. These Bylaws may be amended or repealed by a resolution duly adopted by a majority of the whole Board of Directors. However, the directors may not modify the Bylaws relating to filling Board of Directors vacancies resulting from a removal by action of the shareholders as specified herein or in the Articles of Incorporation.






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                             CERTIFICATE OF ADOPTION

        The undersigned Secretary of VoiceStream Wireless Corporation II does hereby certify that the above and foregoing Bylaws of said Corporation were adopted by the directors as the Bylaws of said Corporation and that the same do now constitute the Bylaws of this Corporation.

        DATED this ______ day of __________________, 1999.




                                                 ------------------------------
                                                 Alan R. Bender, Secretary








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